EXHIBIT 99.1

Harrow Health Announces Fourth Quarter and Year-End 2021 Financial Results

Sixth Consecutive Quarter of Record Revenues

Highlights for Fourth Quarter 2021:

●	Record revenues of $20.2 million, a 38% increase compared with $14.6 million for the prior-year quarter;
●	Gross profit was a record $15.1 million, a 42% increase compared with $10.7 million for the prior-year quarter;
●	Gross margin increased to 75% compared with 73% in the prior-year quarter;
●	FDA acceptance of AMP-100 NDA and assignment of PDUFA target date of October 16, 2022;
●	Commissions from DEXYCU® sales increased to $1.0 million on record unit volumes; and
●	Cash and cash equivalents was $42.2 million at December 31, 2021.

NASHVILLE, Tenn., March 10, 2022 – Harrow Health, Inc. (NASDAQ: HROW), an ophthalmic-focused healthcare company, today announced results for the fourth quarter and year ended December 31, 2021. The Company also posted its fourth quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website, harrowinc.com.

“The fourth quarter of 2021 represents our sixth consecutive quarter of record performance in many key financial and operational metrics, providing a solid conclusion to 2021 and a springboard for 2022 and beyond,” said Mark L. Baum, CEO of Harrow Health. “We once again reported record revenues, as well as new records on revenue per shipping day and total number of product units distributed. In addition, our gross margin for the fourth quarter improved to 75%.

“Throughout 2021, our team worked diligently to advance our goal of making Harrow a leading U.S. eyecare company. We bolstered our balance sheet, completed several dynamic transactions, successfully filed our first New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA), continued to work on new potentially accretive deals, and began to realize high-margin revenues from the basket of FDA-approved branded products we recently acquired. Now, in 2022, we are expanding our existing commercial infrastructure; strengthening our internal expertise and capabilities within regulatory, compliance, quality, and supply chain management; and building the infrastructure to support the substantial growth that we anticipate in early 2023 as a result of our successful execution of our strategic plan.

“This year is shaping up to be a ‘break-out’ year for Harrow Health. In the second quarter of 2022, we are expecting top-line readouts on clinical studies from two of our non-controlling equity positions, followed in mid-October by a determination by the FDA on our NDA for AMP-100, which, if approved, would lead to a commercial launch a few months later. As usual, we will be continuing to focus on growing our core ophthalmic pharmaceuticals business, launching new ophthalmic products we’ve internally developed, and continuing to evaluate potential accretive new transactions in our area of focus – ophthalmic pharmaceuticals.”

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HROW Announces Fourth Quarter and Year-End 2021 Financial Results

March 10, 2022

Conference Call and Webcast

The Company’s management team will host a conference call and live webcast today at 4:45 p.m. Eastern Time to discuss the results and provide a business update. To participate in the call, see details below:

Conference Call Details:
Date:	Thursday, March 10, 2022
Time:	4:45 p.m. Eastern time
Participant Dial-in:	1-833-953-2434 (U.S.) 1-412-317-5763 (International)
Replay Dial-in (Passcode 6231870): (telephonic replay through March 17, 2022)	1-877-344-7529 (U.S.) 1-412-317-0088 (International)
Webcast: (online replay through June 10, 2022)	harrowinc.com

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) is an ophthalmic-focused healthcare company. The Company owns and operates ImprimisRx, one of the nation’s leading ophthalmology-focused pharmaceutical businesses, and Visionology, a direct-to-consumer eye care subsidiary focused on chronic vision care. Harrow Health also holds non-controlling equity positions in Eton Pharmaceuticals, Surface Ophthalmics and Melt Pharmaceuticals, all of which started as Harrow Health subsidiaries, and owns royalty rights in four clinical-stage drug candidates being developed by Surface Ophthalmics and Melt Pharmaceuticals. For more information about Harrow Health, please visit the Investors section of the corporate website, harrowinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the continued impact of the COVID-19 pandemic and any future health epidemics on our financial condition, liquidity and results of operations; our ability to make commercially available our FDA-approved products and compounded formulations and technologies in a timely manner or at all; market acceptance of the Company’s products and challenges related to the marketing of the Company’s products; risks related to our pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our products; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and products; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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HROW Announces Fourth Quarter and Year-End 2021 Financial Results

March 10, 2022

HARROW HEALTH, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Total revenues	$20,188	$14,595	$72,476	$48,871
Cost of sales	5,080	3,937	18,214	14,463
Gross profit	15,108	10,658	54,262	34,408
Selling, general and administrative	12,672	7,441	41,315	31,247
Research and development	3,942	591	11,084	2,413
Impairment of intangible assets	249	-	249	363
Total operating expenses	16,863	8,032	52,648	34,023
(Loss) income from operations	(1,755)	2,626	1,614	385
Total other expense, net	(5,530)	(1,481)	(19,488)	(3,800)
Income taxes	(133)	(4)	(133)	(4)
Total net (loss) income, including noncontrolling interests	(7,418)	1,141	(18,007)	(3,419)
Net loss attributable to noncontrolling interests	-	8	-	62
Net (loss) income attributable to Harrow Health, Inc.	(7,418)	1,149	(18,007)	(3,357)
Preferred dividends and accretion of preferred stock discount	-	-	(472)	-
Net (loss) income attributable to Harrow Health, Inc. common stockholders	$(7,418)	$1,149	$(18,479)	$(3,357)
Net income (loss) per share of common stock, basic and diluted	$(0.27)	$0.04	$(0.69)	$(0.13)

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HROW Announces Fourth Quarter and Year-End 2021 Financial Results

March 10, 2022

HARROW HEALTH, INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(in thousands)

	For the Three Months Ended December 31,
	2021	2020
GAAP net (loss) income attributable to Harrow Health, Inc.	$(7,418)	$1,149
Stock-based compensation and expenses	2,115	780
Interest expense, net	1,924	673
Income taxes	133	4
Depreciation	442	503
Amortization of intangible assets	39	40
Impairment of intangible assets	249	-
Investment loss, net	3,854	711
Other (income) loss, net	(248)	97
Other expense, net	3,509 (1)	-
Adjusted EBITDA	$4,599	$3,957

(1)	Amount includes $3,100 related to acquired in-process R&D and $351 related to consulting expenses incurred from the Novartis asset acquisition.

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